Exhibit 99.3

Ibbotson Associates, Inc.
and Subsidiaries

Consolidated Financial Report
12.31.05

INDEX TO FINANCIAL STATEMENTS

Page
Ibbotson Associates, Inc. and Subsidiaries
Consolidated Balance Sheet (Unaudited) as of December 31, 2005	F-2
Consolidated Statements of Operations (Unaudited) for the Six Months Ended December 31, 2005 and 2004	F-3
Consolidated Statements of Cash Flows (Unaudited) for the Six Months Ended December 31, 2005 and 2004	F-4
Notes to Consolidated Financial Statements (Unaudited)	F-5

Ibbotson Associates, Inc. and Subsidiaries

Consolidated Balance Sheet (Unaudited)

December 31, 2005

Assets
Current Assets
Cash and cash equivalents	$7,588,030
Accounts receivable, less allowance for doubtful accounts of $125,000	4,986,007
Deferred tax asset	49,474
Prepaid expenses and other current assets	1,449,403
Prepaid income taxes	86,749

Total current assets	14,159,663

Property and Equipment, net	1,052,566

Deferred Income Taxes	9,364

Deposits and Other Assets	143,656

$15,365,249

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$3,045,580
Accrued expenses and other current liabilities	2,743,884
Deferred revenue	8,791,022
Income taxes payable	60,549

Total current liabilities	14,641,035

Stockholders’ Equity

Common stock, no par value; authorized 199,000 shares; issued and outstanding 100,000 shares	663,190
Additional paid-in capital	14,255,119
Accumulated other comprehensive loss	(57,493)
Accumulated deficit	(14,136,602)
724,214

$15,365,249

See Notes to Consolidated Financial Statements.

Ibbotson Associates, Inc. and Subsidiaries

Consolidated Statements of Operations (Unaudited)

Six Months Ended December 31, 2005 and 2004

	2005	2004

Revenues	$15,645,854	$13,356,966

Costs and expenses:
Direct production	3,849,568	2,722,113
Selling and marketing	1,004,534	1,120,513
Salary and benefits	12,816,649	10,222,815
Other employee-related costs	496,612	326,994
MIS and telecommunications	636,819	771,983
Office	1,138,994	1,176,719
Corporate	1,003,065	371,648
	20,946,241	16,712,785

Operating loss	(5,300,387)	(3,355,819)

Other income	138,574	34,272

Loss before income taxes	(5,161,813)	(3,321,547)

Income tax expense (benefit)	(7,709)	14,243

Net loss	$(5,154,104)	$(3,335,790)

See Notes to Consolidated Financial Statements.

Ibbotson Associates, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (Unaudited)

Six Months Ended December 31, 2005 and 2004

	2005	2004

Cash Flows From Operating Activities
Net loss	$(5,154,104)	$(3,335,790)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	300,358	358,319
Deferred income taxes	(7,274)	(352)
Stock option expense	3,181,095	2,084,757
Loss on disposal of property and equipment	639	32,510
Changes in assets and liabilities:
Accounts receivable	2,682,692	3,830,981
Prepaid expenses and other current assets	(361,851)	(159,153)
Accounts payable	1,073,176	(525,370)
Accrued expenses and other current liabilities	(1,490,511)	(481,725)
Deferred revenue	(11,742)	(1,002,610)
Income taxes payable	(1,172,250)	19,743
Net cash provided by (used in) operating activities	(959,772)	821,310

Cash Flows From Investing Activities
Capital expenditures	(392,179)	(315,961)
Net cash used in investing activities	(392,179)	(315,961)

Cash Flows From Financing Activities
Distributions paid	(151,782)	(462,498)
Cash settlement of stock options	(961,439)	(695,620)
Net cash used in financing activities	(1,113,221)	(1,158,118)

Effect of exchange rate changes on cash	(24,555)	(16,223)

Net decrease in cash and cash equivalents	(2,489,727)	(668,992)

Cash and cash equivalents:
Beginning	10,077,756	5,583,330

Ending	$7,588,029	$4,914,338

Supplemental Disclosures of Cash Flow Information
Refunds received for income taxes	$(835)	$(38,476)

See Notes to Consolidated Financial Statements.

Ibbotson Associates, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

Note 1.                                  Nature of Business and Significant Accounting Policies

Ibbotson Associates, Inc. and Subsidiaries (the Company) is an Illinois corporation that performs market research and distributes information through subscription-based software and hard-copy books and presentation materials to corporations, partnership and individuals in North America, Europe and Japan. Credit terms are generally 30 days.

Significant accounting policies are as follows:

Principles of consolidation:  The accompanying financial statements were prepared on a consolidated basis and include the accounts of Ibbotson Associates, Inc., its wholly owned subsidiary, Ibbotson Associates Advisors, LLC, and its 68-percent owned subsidiary, Ibbotson - Japan. All significant inter-company transactions and balances have been eliminated.

Foreign operations:  The financial statements of Ibbotson-Japan are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities, the historical exchange rate for stockholders’ equity and a weighted average exchange rate for each period for revenues and expenses. Translation adjustments are recorded in accumulated other comprehensive income as the local currency of the subsidiary is the functional currency. Assets located outside the United States totaled approximately $655,000 at December 31, 2005.

Accounting estimates:  The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash concentrations:  The Company maintains substantially all of its cash in one bank deposit account which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Cash and cash equivalents:  The Company’s cash and cash equivalents include funds invested in overnight markets. The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Accounts receivables:  Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

Property and equipment:  Property and equipment are carried at cost less accumulated depreciation and amortization. Leasehold improvements are amortized over the term of the related lease or the service lives of the improvements, whichever is shorter. Depreciation and amortization are provided for on a straight-line basis over the following estimated useful lives:

Computer equipment and software	3 years
Office equipment	5 years
Furniture and fixtures	7 years
Leasehold improvements	Lease term

Ibbotson Associates, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

Note 1.                                  Nature of Business and Significant Accounting Policies (continued)

Software development costs:  The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed.

Long-lived assets:  The Company periodically assesses the recoverability of its long-lived assets based upon its expectations of future profitability and undiscounted cash flow of the related operations. These factors, along with management’s plans with respect to the operations, are considered in assessing the recoverability of long-lived assets. If the Company determines, based on such measures, that the carrying amount is impaired, the long-lived assets will be written down to their recoverable value with a corresponding charge to earnings. Recoverable value is calculated as the amount of estimated future cash flows (discounted at a rate commensurate with the risk involved) for the remaining amortization period. During the period presented, no such impairment was incurred.

Revenue recognition:  The Company derives its revenue principally from consulting, advice, fund of funds and training services, sales of software and data, publication and presentation materials, and permissions licensing agreements. Consulting and training revenues are recognized upon completion of service delivery. Minimum annual fees for advice and fund of fund services are recognized as revenue on a straight-line basis while additional quarterly fees are calculated in arrears and recognized at the end of each quarter. License fees from software and data sales are recognized as revenue on a straight-line basis over the life of the license agreement as the Company services the customer and supplies data. Publications and presentation materials are purchased directly by customers and revenue is recognized upon shipment to the customer. Permissions licensing revenue is recognized at the beginning of the licensing period.

Deferred revenue:  Deferred revenue primarily represents the unamortized portion of license fees for software and data sales or prepayments by customers in advance of services performed. Other items included are computer based training, access to the Company’s valuation web site, subscriptions for presentation materials, and retainers for consulting work, all of which represent obligations for future services.

Adoption of accounting standard:  The FASB has issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. Statement No. 150 requires that certain freestanding financial instruments be reported as liabilities in the balance sheet. Depending on the type of financial instrument, it will be accounted for at either fair value or the present value of future cash flows determined at each balance sheet date with the change in that value reported as interest expense in the statement of income. Prior to the application of Statement No. 150, either those financial instruments were not required to be recognized, or if recognized, were reported in the balance sheet as equity and changes in the value of those instruments were normally not recognized in net income. The Company adopted Statement No. 150 for the period beginning on July 1, 2005.

As explained further in Note 2, any stock held by employees resulting from option exercise is redeemable upon termination of employment. The common stock will remain in equity until the occurrence of such event that makes the shares mandatorily redeemable. At that time, stockholders’ equity will be reduced and liabilities will be increased accordingly.

Ibbotson Associates, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

Note 1.                                Nature of Business and Significant Accounting Policies (continued)

Pending adoption of accounting standard:  In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment. SFAS 123(R) is a replacement of SFAS 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretive guidance.

SFAS 123(R) requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The effect of the standard will be to require entities to measure the cost of employee services received in exchange for stock options based on the grant-date fair value of the award, and to recognize the cost over the period the employee is required to provide services for the award.

The Company will be required to apply SFAS 123(R) as of the beginning of its first interim or annual reporting period that begins after December 15, 2005.

The Company has not yet determined the impact that the adoption of FAS 123(R) may have on its financial statements.

Employee stock option plan: The Company has a stock-based compensation plan, which is described more fully in Note 2. As permitted under generally accepted accounting principles, the Company accounts for the plan under the recognition and measurement principles of APB Opinion No, 25, Accounting for Stock Issued to Employees, and related interpretations. The following table illustrates the effect on net income had compensation cost for the stock-based compensation plan been determined based on the grant date fair values of awards (the method described in FASB Statement No. 123, Accounting for Stock-Based Compensation).

	Six Months Ended December 31
	2005	2004

Net loss:
As reported	$(5,154,104)	$(3,335,790)

Add total stock-based employee compensation expense included in reported net income	3,181,095	2,084,757

(Deduct) add total stock-based employee compensation (expense) income determined under fair value based method for all awards	23,229	(203,862)
Pro forma	$(1,949,780)	$(1,454,895)

Minority interest:  Minority interest represents the limited partners’ 32 percent share of Ibbotson-Japan. No minority interest in income or equity capital is recognized in the accompanying consolidated financial statements since the cumulative losses applicable to the minority interest exceed the minority interest in the equity capital of Ibbotson-Japan.

Ibbotson Associates, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

Note 1.                                  Nature of Business and Significant Accounting Policies (continued)

Income taxes: Effective July 1, 2001, the Company switched to an accrual basis tax payer from the cash basis. This election resulted in the reversal of certain net deferred tax liabilities which are being recognized as taxes payable ratably over four years (IRC Section 481(a)).

Effective January 1, 2002, the Company elected to change its tax status from C corporation to S corporation for federal income tax purposes. Under S corporation status, the stockholder separately accounts for the Company’s items of income, deduction, losses and credits in lieu of corporation income taxes. The Company continues to be a C corporation for state income tax purposes in certain states.

For state income taxes, deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Note 2.                                  Stock Option Plan

The Company has a stock option plan which provides for the granting of up to 99,000 nonqualified stock options to employees, directors and consultants of the Company. Generally, options under the plan are granted at a defined formula price and expire 10 years from the date of grant. Options vest over a three-year period from the date of grant or immediately upon death or disability of the employee or in the event of a sale of the Company. The Company is obligated to repurchase, at the current formula price, any stock options held by employees upon their termination.

The options granted under the plan are accounted for under variable plan accounting in accordance with APB Opinion No. 25 and related interpretations. Accordingly, the Company has recorded the difference between the exercise price and the current formula price of the common stock as compensation expense. Compensation expense was $3,181,095 and $2,084,757 for the six months ended December 31, 2005 and 2004, respectively, and is included in salary and benefits expense in the accompanying consolidated statements of income.

During the six months ended December 31, 2005 and 2004, options were exercised for 3,067 and 4,217 shares, respectively, of stock and were put back to the Company. The option share repurchases were effected by cashless exercise and the Company made net payouts of $961,439 and $695,620, respectively.

Ibbotson Associates, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2.                                Stock Option Plan (continued)

A summary of the status of the stock option plan at December 31, 2005 and 2004, and changes during the six months ended on those dates is as follows:

	Six Months Ended December 31, 2005		Six Months Ended December 31, 2004
		Weighted-		Weighted-
		Average		Average
		Exercise		Exercise
Fixed Options	Shares	Price	Shares	Price
Outstanding at beginning of period	89,600	$226.53	88,150	$216.44
Granted	—	—	9,500	305.00
Exercised	(3,067)	164.00	(4,217)	167.43
Forfeited	(733)	286.17	(3,633)	255.31
Outstanding at end of period	85,800	228.10	89,800	226.53

Exercisable at end of period	76,150		67,002

Weighted-average fair value per option of options granted during the period	$—		$46.68

The fair value of each grant is estimated at grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions for grants in 2004: no volatility, risk-free interest rate of 3.35 percent, and expected lives of 5 years.

A further summary about fixed options outstanding at December 31, 2005, is as follows:

Options Outstanding				Options Exercisable
			Weighted
		Weighted-	Average		Weighted-
		Average	Remaining		Average
	Number of	Exercise	Contractual	Number of	Exercise
Exercise Price	Options	Price	Life	Options	Price
$136 - $198	19,500	$175.22	3.9	19,500	$175.22
$199 - $242	29,550	$210.39	4.6	29,550	$210.39
$243 - $305	36,750	$270.40	7.6	27,100	$260.91
	85,800			76,150

Ibbotson Associates, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3.                                  Property and Equipment

Property and equipment consisted of the following at December 31, 2005:

Computer equipment and software	$3,574,744
Office equipment	259,994
Furniture and fixtures	1,204,748
Leasehold improvements	613,954
5,653,440
Less accumulated depreciation and amortization	(4,600,874)
$1,052,566

Note 4.                                  Lease Obligations

The Company leases office facilities under various noncancelable operating lease agreements. The agreements expire at various dates through 2013 and require minimum annual rental payments summarized as follows:

Years ending December 31:
2006	$1,313,568
2007	1,363,816
2008	1,416,143
2009	1,470,616
2010	1,527,303
Thereafter	2,532,516
$9,623,962

Rent expense under operating leases was approximately $727,000 and $724,000 for the six months ended December 31, 2005 and 2004, respectively.

Ibbotson Associates, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 5.                                  Income Taxes

Income tax expense (credits) consisted of the following for the six months ended December 31, 2005 and 2004:

	2005	2004

Current	$(435)	$14,595
Deferred	(7,274)	(352)

	$(7,709)	$14,243

The primary components of the net deferred tax assets are state net operating loss carryforwards, IRC Section 481(a) liability, and stock option accruals.

As of December 31, 2005, the Company has approximately $1,279,000 of federal net operating loss carryforwards and $15,000 of charitable contribution carryovers for federal tax purposes. These carryforwards are partially offset by future taxable income as a result of IRS Section 481(a) federal liabilities of approximately $119,500 as of December 31, 2005. As the Company is now an S corporation for federal income tax purposes, the net carryforward of approximately $339,000 at December 31, 2005, has been deemed not realizable by the Company and, as such, a 100 percent valuation reserve has been recorded against the related deferred tax asset.

Note 6.                                  Line of Credit

The Company has a $2,000,000 line of credit which bears interest at the prime rate (7.25% at December 31, 2005) and is secured by substantially all of the assets of the Company. The line of credit agreement contains a minimum debt service coverage ratio. During the six months ended December 31, 2005, the Company made no periodic borrowings under the line of credit.

Note 7.                                  Employee Benefit Plans

Retirement plan: The Company sponsors a defined contribution 401(k) plan with the same year-end as the Company for employees with six consecutive months of service who are at least 21 years of age. The plan allows eligible employees to defer their compensation up to the maximum amount allowed by law. The Company matches 50 percent of any pre-tax contributions of participants’ eligible compensation with 20 percent vesting per year. Matching contributions and plan fees were approximately $316,000 and $201,000 for the six months ended December 31, 2005 and 2004, respectively.

Health benefit plan: the Company acts as self-insurer for health care benefits provided to employees. The benefits are provided through an employee health benefit plan. All full-time employees are covered on the first of the month following their hire date. The Company maintains stop-loss insurance which limits its exposure to the first $50,000 of benefits provided to covered employees and an approximate aggregate exposure to $820,000.

Ibbotson Associates, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 8.                                  Contingency

The Company has entered into a bonus agreement with a key executive. Under the terms of the agreement, the executive is entitled to a cash bonus upon a sale of the Company under certain circumstances.

Note 9.                                  Subsequent Event

On March 1, 2006, the Company was acquired by Morningstar, Inc. for approximately $83 million in cash subject to adjustments for working capital and other items. Upon the sale closing, the Company paid approximately $29 million to employees in exchange for the cancellation of their stock options. The Company also paid a transaction bonus to the key executive mentioned in Note 8 of approximately $1.7 million.